Exhibit 99.1

News Release
Investor Contact: Erik Aldag, (212) 878-1831 Media Contact: Jared Kornblatt, (212) 878-1840

For Immediate Release
May 17, 2022

Minerals Technologies Declares Quarterly Dividend

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NEW YORK, May 17, 2022 – Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on June 16, 2022 to stockholders of record on June 2, 2022.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces, and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the consumer products, paper, packaging, foundry, steel, construction, environmental, energy, and polymer industries. The Company reported sales of $1.9 billion in 2021. For further information, please visit our website at www.mineralstech.com. (MTI-D)

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